Exhibit 99.1
NEWS RELEASE

CONTACT:
Al Galgano
952-567-0295
Al.Galgano@spok.com

Spok Reports Fourth Quarter and Full Year 2018 Operating Results;
Solid Year-Over-Year Software Growth; Record-Low Wireless Revenue Erosion

Board Declares Regular Quarterly Dividend

SPRINGFIELD, Va. (February 27, 2019) - Spok Holdings, Inc. (NASDAQ: SPOK), a global leader in healthcare communications, today announced operating results for the fourth quarter and year ended December 31, 2018. In addition, the Company’s Board of Directors declared a regular quarterly dividend of $0.125 per share, payable on March 29, 2019, to stockholders of record on March 15, 2019.

Key Fourth-Quarter and Full-Year Operating Highlights

•
Software bookings in the fourth quarter increased to $23.1 million, from $19.2 million in the prior year quarter. Fourth quarter bookings included $12.1 million of operations bookings and $11.0 million of maintenance renewals. For 2018, software bookings totaled $81.3 million, up nearly 4.6 percent from $77.7 million in 2017. Software backlog totaled $40.4 million at December 31, 2018, compared to $42.3 million at the end of 2017.

•
Of the $20.2 million in software revenue for the fourth quarter, $10.2 million was operations revenue and $10.0 million was maintenance revenue, compared to $9.4 million and $9.8 million, respectively, of the $19.2 million in software revenue for the fourth quarter of 2017.

•	The renewal rate for software maintenance revenue in 2018 continued to exceed 99 percent.

•
The quarterly rate of paging unit erosion was 0.7 percent in the fourth quarter of 2018, compared to 2.4 percent in the prior quarter and 1.3 percent in the year-earlier period. Net paging unit losses were 7,000 in the fourth quarter of 2018, down from 25,000 in the prior quarter and 14,000 in the

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fourth quarter of 2017. Annual unit erosion totaled 57,000 units, or 5.4 percent, in 2018, down from the prior year level of unit erosion of 62,000 units. Paging units in service at December 31, 2018, totaled 992,000, compared to 1,049,000 at the end of the prior year.

•
The quarterly rate of wireless revenue erosion was 0.7 percent in the fourth quarter of 2018, less than half of the erosion in the prior quarter and down substantially from 2.1 percent in the year-earlier quarter, while the annual rate of wireless revenue erosion in 2018 slowed to 6.8 percent versus 7.7 percent in 2017.

•
Total paging ARPU (average revenue per unit) was $7.36 in the fourth quarter of 2018, compared to $7.46 in the year-earlier quarter and $7.40 in the prior quarter. For the year, ARPU totaled $7.39, compared to $7.51 in 2017.

•
Consolidated operating expenses (excluding depreciation, amortization and accretion) totaled $40.5 million in the fourth quarter of 2018, compared to $37.4 million in the year-earlier quarter. In 2018, consolidated operating expenses totaled $161.9 million, compared to $148.8 million in 2017.

•
Capital expenses were $0.8 million in the fourth quarter of 2018, compared to $2.2 million in the year-earlier quarter. For 2018, capital expenses totaled $5.9 million, compared to $9.2 million in 2017.

•	The number of full-time equivalent employees at December 31, 2018, totaled 596, the same as year-end 2017.

•
Capital returned to stockholders in 2018 totaled $23.6 million. This came in the form of approximately $10.1 million from the regular quarterly dividend and approximately $13.5 million from share repurchases.

•	The Company’s cash, cash equivalents and short-term investments balance at December 31, 2018, was $87.3, compared to $107.2 million at December 31, 2017.

2018 Fourth-Quarter Results:
Consolidated revenue for the fourth quarter of 2018 under Generally Accepted Accounting Principles (“GAAP”) was $43.3 million compared to $43.8 million in the fourth quarter of 2017. On January 1, 2018, Spok adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers, using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Unless

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otherwise stated, results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted, and continue to be reported in accordance with the Company’s historic accounting under ASC 605. As such, adjusted to exclude the adoption of ASC 606, consolidated revenue for the fourth quarter of 2018 was $42.3 million compared to the $43.8 million in the fourth quarter of 2017.

	For the three months ended
(Dollars in thousands)	December 31, 2018	December 31, 2018(1)	December 31, 2017	Change (2) (%)
Wireless revenue
Paging revenue	$21,997	$21,997	$23,624	(6.9)%
Product and other revenue	1,094	1,094	955	14.6%
Total wireless revenue	$23,091	$23,091	$24,579	(6.1)%

Software revenue
Operations revenue	$10,167	$8,919	$9,372	(4.8)%
Maintenance revenue	9,998	10,246	9,819	4.3%
Total software revenue	20,165	19,165	19,191	(0.1)%
Total revenue	$43,256	$42,256	$43,770	(3.5)%
(1) Adjusted to exclude the adoption of ASC 606.
(2) As compared against results adjusted to exclude the adoption of ASC 606.
GAAP net income for the fourth quarter of 2018 was $0.2 million, or $0.01 per diluted share, compared to a net loss of $21.4 million, or $1.07 per diluted share, in the fourth quarter of 2017. In the fourth quarter of 2017, the net loss included a non-cash income tax charge of $24.2 million. The income tax charge resulted from the reduction of the deferred tax asset, or DTA, subsequent to the Company's fourth quarter analysis of the impact of the changes from The Tax Cuts and Jobs Act of 2017. Excluding this charge, fourth quarter 2017 net income would have totaled $2.9 million, or $0.14 per diluted share.
In the fourth quarter of 2018, the Company generated $2.8 million of EBITDA (earnings before interest, taxes, depreciation and amortization), compared to EBITDA of $6.4 million in the prior year quarter.

	For the three months ended
(Dollars in thousands)	December 31, 2018	December 31, 2018(1)	December 31, 2017
Net income (loss)	$189	$(632)	$(21,384)
Diluted net income (loss) per share	$0.01	$(0.03)	$(1.07)
EBITDA	$2,750	$1,928	$6,363
(1) Adjusted to exclude the adoption of ASC 606.

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2018 Full Year Results:
Consolidated revenue for 2018 was $169.5 million compared to $171.2 million in 2017. As discussed above, unless otherwise stated, results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts have not been adjusted, and continue to be reported in accordance with the Company’s historic accounting under ASC 605. As such, adjusted to exclude the adoption of ASC 606, consolidated revenue for 2018 was $167.5 million compared to the $171.2 million in 2017.

	For the twelve months ended
(Dollars in thousands)	December 31, 2018	December 31, 2018(1)	December 31, 2017	Change (2) (%)
Wireless revenue
Paging revenue	$90,570	$90,570	$97,296	(6.9)%
Product and other revenue	3,707	3,707	3,892	(4.8)%
Total wireless revenue	$94,277	$94,277	$101,188	(6.8)%

Software revenue
Operations revenue	$36,128	$32,982	$31,318	5.3%
Maintenance revenue	39,069	40,283	38,669	4.2%
Total software revenue	75,197	73,265	69,987	4.7%
Total revenue	$169,474	$167,542	$171,175	(2.1)%
(1) Adjusted to exclude the adoption of ASC 606.
(2) As compared against results adjusted to exclude the adoption of ASC 606.
GAAP net loss for 2018 was $1.5 million, or $0.08 per diluted share, compared to a net loss of $15.3 million, or $0.76 per diluted share, in 2017. In the fourth quarter of 2017, the net loss included a non-cash income tax charge of $24.2 million. The income tax charge resulted from the reduction of the DTA, as previously discussed. Excluding this charge, 2017 net income would have totaled $8.9 million, or $0.44 per diluted share.
In 2018, the Company generated $7.6 million of EBITDA, compared to EBITDA of $22.3 million in the prior year.

	For the twelve months ended
(Dollars in thousands)	December 31, 2018	December 31, 2018(1)	December 31, 2017
Net loss	$(1,479)	$(3,122)	$(15,306)
Net loss per common share	$(0.08)	$(0.16)	$(0.76)
EBITDA	$7,596	$5,967	$22,330
(1) Adjusted to exclude the adoption of ASC 606.

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Management Commentary:
“We are encouraged with our performance in the fourth quarter of 2018 and believe it provides a solid basis for continued improvement in 2019,” said Vincent D. Kelly, president and chief executive officer. “We were particularly pleased with our growth in software bookings and the continued improvement in our wireless trends. Noteworthy was our performance in the second half of the year, as software revenue grew nearly 10 percent, compared to the first half of 2018, and fourth quarter sequential wireless revenue declines slowed to a record low 0.7 percent. These metrics give us confidence as we enter the new year and launch what we believe is a game changer for future healthcare communication technology: the next evolution of our Spok Care Connect® platform.”
In 2018, Spok returned $23.6 million in capital to stockholders. During the year, the Company paid approximately $10.1 million in regular quarterly dividends and repurchased 929,116 shares of common stock, totaling approximately $13.5 million. “In 2018, we were proud to be able to execute against our capital allocation strategy, returning capital through dividends and share repurchases," continued Kelly. "This quarter represents our 50th consecutive quarter of paying a dividend. We have been able to achieve this milestone while continuing to invest in the evolution of our integrated communication platform, Spok Care Connect®, and remaining a debt-free company."
Kelly noted that in addition to the financial performance the Company was able to achieve in 2018, progress was made in several other areas, including product development, sales strategy and key strategic partnership agreements. “Spok continues to build an industry-leading reputation,” commented Kelly. “During the quarter, we added approximately two dozen new customers to the Spok family. For the full year, we added more than 70 new customers primarily in the healthcare and government sectors, including modernizing communications in the Veterans Affairs hospital network. Additionally, during the year we announced key strategic partnerships with companies such as Spectralink and Bernoulli Health; our management were keynote speakers at numerous C-suite conferences; Spok received recognition as the #1 provider of secure communications by Black Book Market Research; and we continue to work with all of the U.S. News & World Report Best Adult and Children's Hospitals. We intend to carry that momentum throughout 2019 to stimulate long-term growth."
Michael W. Wallace, chief financial officer, said: “Expense management and strong financial discipline have allowed us to continue to invest in our business for long-term growth. Our ability to align our expense base with the market demand we are seeing and drive high renewal rates in our recurring revenue categories has

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helped Spok to mostly offset the 30.8 percent increase in research and development expenses over the past year to support the investments we are making in our sales and product platforms. Spok’s balance sheet remains strong, with a cash, cash equivalents and short-term investment balance of $87.3 million at December 31, 2018. Despite the continued investment in our technology platform and infrastructure, during the year, Spok generated more than $10 million of net cash provided by operating activities that partially offset cash returned to shareholders and capital expenditures.”

Business Outlook:
Commenting on the Company’s previously provided financial guidance for 2018, Wallace noted: “We are pleased that 2018 results were consistent with the guidance we had provided. For the year, total revenue of $169.5 million was at the midpoint of our guidance range of $161 million to $177 million, operating expenses of $161.9 million were also at the midpoint of our guidance range of $158 million to $165 million, and capital expenses of $5.9 million were slightly below the midpoint of our guidance range of $4.0 million to $8.0 million.” Regarding financial guidance for 2019, Wallace said the Company expects total revenue to range from $156 million to $174 million. Included in that total, the Company expects software revenue to comprise $75 million to $85 million. Also, Spok expects operating expenses (excluding depreciation, amortization and accretion) to range from $155 million to $165 million, and capital expenses to range from $3 million to $7 million.

* * * * * * * * *

2018 Fourth-Quarter and Full-Year Call and Replay:
Spok plans to host a conference call for investors to discuss its 2018 fourth quarter and full year results at 10:00 a.m. ET on Thursday, February 28, 2019. Dial-in numbers for the call are 785-424-1802 or 877-830-2636. The pass code for the call is 6706226. A replay of the call will be available from 1:00 p.m. ET on February 28, 2019 until 1:00 p.m. ET on Thursday, March 14, 2019. To listen to the replay, please register at http://

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tinyurl.com/spok2018Q4earningsreplay. Please enter the registration information, and you will be given access to the replay.

* * * * * * * * *

About Spok
Spok Holdings, Inc. (NASDAQ: SPOK), headquartered in Springfield, Va., is proud to be the global leader in healthcare communications. We deliver clinical information to care teams when and where it matters most to improve patient outcomes. Top hospitals rely on the Spok Care Connect® platform to enhance workflows for clinicians, support administrative compliance, and provide a better experience for patients. Our customers send over 100 million messages each month through their Spok® solutions. When seconds count, count on Spok. For more information, visit spok.com or follow @spoktweets on Twitter.
Spok is a trademark of Spok Holdings, Inc. Spok Care Connect and Spok Mobile are trademarks of Spok, Inc.

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Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding Spok’s future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause Spok’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, continued demand for our software products and services, our ability to develop additional software solutions for our customers and manage our development as a global organization, the ability to manage operating expenses, particularly third party consulting services and research and development costs, future capital needs, competitive pricing pressures, competition from traditional paging services, other wireless communications services and other software providers, many of which are substantially larger and have much greater financial and human capital resources, changes in customer purchasing priorities or capital expenditures, government regulation of our products and services and the healthcare and health insurance industries, reliance upon third-party providers for certain equipment and services, unauthorized breaches or failures in cybersecurity measures adopted by us and/or included in our products and services, the effects of changes in accounting policies or practices, as well as other risks described from time to time in our periodic reports and other filings with the Securities and Exchange Commission. Although Spok believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Spok disclaims any intent or obligation to update any forward-looking statements.

Tables to Follow

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SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended		For the twelve months ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
Revenue:
Wireless	$23,091	$24,579	$94,277	$101,188
Software	20,165	19,191	75,197	69,987
Total revenue	43,256	43,770	169,474	171,175
Operating expenses:
Cost of revenue	8,772	7,122	32,408	28,418
Research and development	6,618	4,934	24,464	18,702
Technology operations	8,120	7,617	31,356	31,502
Selling and marketing	6,275	6,039	24,553	22,823
General and administrative	10,721	11,695	49,097	47,400
Depreciation, amortization and accretion	2,601	2,774	10,769	11,624
Total operating expenses	43,107	40,181	172,647	160,469
% of total revenue	99.7%	91.8%	101.9%	93.7%
Operating income (loss)	149	3,589	(3,173)	10,706
% of total revenue	0.3%	8.2%	(1.9)%	6.3%
Interest income	628	229	1,638	719
Other (expense) income	(593)	(282)	(650)	134
income (loss) before income taxes benefit (expense)	184	3,536	(2,185)	11,559
Income tax benefit (expense)	5	(24,920)	706	(26,865)
Net income (loss)	$189	$(21,384)	$(1,479)	$(15,306)
Basic and diluted net income (loss) per common share	$0.01	$(1.07)	$(0.08)	$(0.76)
Basic weighted average common shares outstanding	19,445,401	19,987,763	19,667,891	20,210,260
Diluted weighted average common shares outstanding	19,445,401	19,987,763	19,667,891	20,210,260
Cash dividends declared per common share	0.125	0.125	0.50	0.50
Key statistics:
Units in service	992	1,049	992	1,049
Average revenue per unit (ARPU)	$7.36	$7.46	$7.39	$7.51
Bookings	$23,076	$19,190	$81,268	$77,709
Backlog	$40,422	$42,305	$40,422	$42,305

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (a)
(Unaudited and in thousands except share, per share amounts and ARPU)

	For the three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Revenue:
Wireless	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110	$25,639	$25,860
Software	20,165	19,217	16,970	18,845	19,191	18,526	16,686	15,584
Total revenue	43,256	42,476	40,628	43,114	43,770	43,636	42,325	41,444
Operating expenses:
Cost of revenue (b)	8,772	8,141	7,596	7,878	7,122	7,069	7,190	7,036
Research and development	6,618	5,934	6,177	5,735	4,934	5,001	4,662	4,105
Technology operations	8,120	7,787	7,698	7,750	7,617	7,875	7,944	8,066
Selling and marketing	6,275	5,716	6,093	6,490	6,039	5,533	5,329	5,922
General and administrative	10,721	13,673	12,741	11,964	11,695	12,058	11,939	11,710
Depreciation, amortization and accretion	2,601	2,785	2,669	2,713	2,774	2,775	2,851	3,223
Total operating expenses	43,107	44,036	42,974	42,530	40,181	40,311	39,915	40,062
% of total revenue	99.7%	103.7%	105.8%	98.6%	91.8%	92.4%	94.3%	96.7%
Operating income (loss)	149	(1,560)	(2,346)	584	3,589	3,325	2,410	1,382
% of total revenue	0.3%	(3.7)%	(5.8)%	1.4%	8.2%	7.6%	5.7%	3.3%
Interest income	628	384	342	283	229	214	154	122
Other (expense) income	(593)	(110)	102	(47)	(282)	359	89	(30)
Income (loss) before income taxes	184	(1,286)	(1,902)	820	3,536	3,898	2,653	1,474
Income tax benefit (expense)	5	446	730	(475)	(24,920)	(171)	(1,155)	(620)
Net income (loss)	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727	$1,498	$854
Basic and diluted net (loss) income per common share	$0.01	$(0.04)	$(0.06)	$0.02	$(1.07)	$0.19	$0.07	$0.04
Basic weighted average common shares outstanding	19,445,401	19,456,149	19,750,941	20,027,800	19,987,763	19,977,263	20,353,801	20,530,739
Diluted weighted average common shares outstanding	19,445,401	19,456,149	19,750,941	20,153,291	19,987,763	20,008,321	20,366,102	20,585,542
Key statistics:
Units in service	992	999	1,024	1,030	1,049	1,063	1,086	1,091
Average revenue per unit (ARPU)	$7.36	$7.40	$7.41	$7.47	$7.46	$7.48	$7.52	$7.56
Bookings	$23,076	$21,580	$18,488	$18,124	$19,190	$18,327	$20,405	$19,788
Backlog	$40,422	$36,366	$36,295	$35,930	$42,305	$46,900	$43,455	$40,555

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of revenue, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of revenue of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total operating expenses, operating (loss) income, (loss) income before income taxes, Net (loss) income and net (loss) income per share have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (a)
(In thousands)

	12/31/2018	12/31/2017

Assets
Current assets:
Cash and cash equivalents	$83,343	$103,179
Short term investments	3,963	3,978
Accounts receivable, net	32,386	29,722	(b)
Prepaid expenses and other	9,578	5,752
Inventory	1,708	1,672
Total current assets	130,978	144,303
Non-current assets:
Property and equipment, net	10,354	13,399
Goodwill	133,031	133,031
Intangible assets, net	5,417	7,917
Deferred income tax assets	46,484	47,679
Other non-current assets	1,448	1,675
Total non-current assets	196,734	203,701
Total assets	$327,712	$348,004
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,010	$1,305
Accrued compensation and benefits	11,348	11,018
Accrued taxes	1,822	2,547
Deferred revenue	26,285	28,857	(b)
Other current liabilities	3,483	4,610
Total current liabilities	44,948	48,337
Non-current liabilities:
Deferred revenue	476	1,063
Other long-term liabilities	7,734	8,075
Total non-current liabilities	8,210	9,138
Total liabilities	53,158	57,475
Commitments and contingencies
Stockholders' equity:
Preferred stock	$—	$—
Common stock	2	2
Additional paid-in capital	90,559	99,819
Accumulated other comprehensive loss	(1,301)	(1,088)
Retained earnings	185,294	191,796
Total stockholders' equity	274,554	290,529
Total liabilities and stockholders' equity	$327,712	$348,004

(a) Slight variations in totals are due to rounding.
(b) The company reclassified certain balances between unbilled accounts receivable (presented in Accounts receivable, net) and deferred revenue of approximately $2.6 million in its 2017 Consolidated Balance Sheet.

SPOK HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (a)
(Unaudited and in thousands)

	For the twelve months ended
	12/31/2018	12/31/2017
Cash flows provided by operating activities:
Net loss	$(1,479)	$(15,306)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, amortization and accretion	10,769	11,624
Deferred income tax (benefit) expense	(1,692)	25,390
Stock based compensation	4,954	3,688
Provisions for doubtful accounts, service credits and other	2,125	1,029
Adjustments of non-cash transaction taxes	(203)	(807)
Changes in assets and liabilities:
Accounts receivable	(915)	(9,648)
Prepaid expenses, inventory and other assets	(646)	244
Accounts payable, accrued liabilities and other	(1,553)	(3,278)
Deferred revenue	(1,045)	2,579
Net cash provided by operating activities	10,315	15,515
Cash flows from investing activities:
Purchases of property and equipment	(5,915)	(9,214)
Purchase of short-term investments	(3,911)	(3,957)
Maturities of short-term investments	4,000	4,000
Net cash used in investing activities	(5,826)	(9,171)
Cash flows from financing activities:
Cash distributions to stockholders	(10,064)	(15,234)
Purchase of common stock for tax withholding on vested equity awards	(976)	—
Purchase of common stock (including commissions)	(13,483)	(10,023)
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	247	256
Net cash used in financing activities	(24,276)	(25,001)
Effect of exchange rate on cash	(49)	11
Net decrease in cash and cash equivalents	(19,836)	(18,646)
Cash and cash equivalents, beginning of period	103,179	121,825
Cash and cash equivalents, end of period	$83,343	$103,179
Supplemental disclosure:
Income taxes paid	$1,061	$2,620

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED REVENUE
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Revenue
Paging	$21,997	$22,442	$22,824	$23,308	$23,624	$24,128	$24,572	$24,972
Non-paging	1,094	817	834	961	955	982	1,067	888
Total wireless revenue	$23,091	$23,259	$23,658	$24,269	$24,579	$25,110	$25,639	$25,860

License	3,496	3,175	1,993	4,376	2,990	2,572	2,264	1,714
Services	5,103	4,555	4,363	4,071	5,437	5,189	3,650	3,354
Equipment	1,568	1,296	1,107	1,024	945	1,102	1,127	973
Operations revenue	$10,167	$9,026	$7,463	$9,471	$9,372	$8,863	$7,041	$6,041

Maintenance revenue	$9,998	$10,191	$9,507	$9,374	$9,819	$9,663	$9,645	$9,543
Total software revenue	$20,165	$19,217	$16,970	$18,845	$19,191	$18,526	$16,686	$15,584

Total revenue	$43,256	$42,476	$40,628	$43,114	$43,770	$43,636	$42,325	$41,444

(a) Slight variations in totals are due to rounding.

SPOK HOLDINGS, INC.
CONSOLIDATED OPERATING EXPENSES
SUPPLEMENTAL INFORMATION (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Cost of revenue
Payroll and related	$4,868	$4,923	$4,853	$4,874	$4,374	$4,330	$4,613	$4,490
Cost of sales	3,349	2,623	2,119	2,475	1,990	2,228	1,904	1,995
Stock based compensation	44	75	75	55	58	4	60	58
Other	511	520	549	474	700	507	613	493
Total cost of revenue (b)	8,772	8,141	7,596	7,878	7,122	7,069	7,190	7,036
Research and development
Payroll and related	4,350	4,709	4,506	4,002	3,521	4,005	3,807	3,405
Outside services	2,115	1,040	1,481	1,513	1,361	849	659	516
Stock based compensation	5	71	90	71	(71)	43	65	55
Other	148	114	100	149	123	104	131	129
Total research and development	6,618	5,934	6,177	5,735	4,934	5,001	4,662	4,105
Technology operations
Payroll and related	2,616	2,866	2,618	2,693	2,413	2,582	2,607	2,665
Site rent	3,432	3,482	3,538	3,496	3,471	3,534	3,604	3,620
Telecommunications	1,021	950	935	898	979	1,060	1,001	1,081
Stock based compensation	24	24	24	24	20	20	20	20
Other	1,027	465	583	639	734	679	712	680
Total technology operations	8,120	7,787	7,698	7,750	7,617	7,875	7,944	8,066
Selling and marketing
Payroll and related	3,047	3,401	3,311	3,294	2,573	3,113	3,039	3,071
Commissions	1,759	1,225	1,397	1,774	1,634	1,234	1,121	1,202
Stock based compensation	99	135	135	135	93	84	99	101
Advertising and events	1,236	857	996	1,158	1,481	952	840	1,281
Other	134	98	254	129	258	150	230	267
Total selling and marketing	6,275	5,716	6,093	6,490	6,039	5,533	5,329	5,922
General and administrative
Payroll and related	4,087	4,834	4,340	4,416	3,649	4,569	4,420	4,439
Stock based compensation	860	1,118	943	949	774	711	755	722
Bad debt	303	513	279	528	143	184	107	94
Facility rent and office costs	1,573	1,235	1,743	1,941	1,865	2,013	1,995	1,838
Outside services	2,561	3,554	3,023	2,122	2,924	2,351	2,507	2,627
Taxes, licenses and permits	111	1,081	1,024	1,080	1,120	1,077	1,034	989
Other	1,226	1,338	1,389	928	1,220	1,153	1,121	1,001
Total general and administrative	10,721	13,673	12,741	11,964	11,695	12,058	11,939	11,710
Depreciation, amortization and accretion	2,601	2,785	2,669	2,713	2,774	2,775	2,851	3,223
Operating expenses	$43,107	$44,036	$42,974	$42,530	$40,181	$40,311	$39,915	$40,062
Capital expenditures	$830	$1,630	$2,299	$1,164	$2,179	$1,816	$2,353	$2,851

(a) Slight variations in totals are due to rounding.
(b) An adjustment of $771 to cost of sales, identified in the fourth quarter of 2018, has been reflected in this table as an increase to cost of sales of $166, $196 and $359 in the first, second and third quarters of 2018, respectively. Total cost of revenue and operating expenses have been adjusted accordingly to reflect these changes.

SPOK HOLDINGS, INC.
UNITS IN SERVICE ACTIVITY, MARKET SEGMENT, CHURN
AND AVERAGE REVENUE PER UNIT (ARPU) (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Paging units in service
Beginning units in service (000's)	999	1,024	1,030	1,049	1,063	1,086	1,091	1,111
Gross placements	30	31	35	25	26	30	42	28
Gross disconnects	(37)	(56)	(41)	(44)	(40)	(53)	(47)	(48)
Net change	(7)	(25)	(6)	(19)	(14)	(23)	(5)	(20)
Ending units in service	992	999	1,024	1,030	1,049	1,063	1,086	1,091
End of period units in service % of total (b)
Healthcare	81.4%	81.7%	81.5%	81.1%	80.7%	80.4%	80.4%	79.7%
Government	5.8%	5.8%	5.7%	5.9%	6.0%	6.1%	6.3%	6.4%
Large enterprise	5.9%	6.0%	6.0%	6.0%	6.0%	6.0%	6.1%	6.1%
Other(b)	6.9%	6.5%	6.8%	7.0%	7.2%	7.4%	7.3%	7.7%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Account size ending units in service (000's)
1 to 100 units	78	81	85	88	92	95	98	102
101 to 1,000 units	190	192	197	198	198	201	204	214
>1,000 units	724	726	742	744	759	767	784	775
Total	992	999	1,024	1,030	1,049	1,063	1,086	1,091
Account size net loss rate(c)
1 to 100 units	(1.7)%	(4.3)%	(3.8)%	(4.7)%	(3.6)%	(2.8)%	(3.7)%	(3.4)%
101 to 1,000 units	—%	(2.7)%	(0.6)%	(10.0)%	(1.1)%	(1.8)%	(4.5)%	(1.3)%
>1,000 units	(0.1)%	(2.2)%	(0.2)%	(1.9)%	(1.1)%	(2.2)%	1.1%	(1.7)%
Total	(0.2)%	(2.5)%	(0.6)%	(1.8)%	(1.3)%	(2.2)%	(0.4)%	(1.8)%
Account size ARPU
1 to 100 units	$11.61	$11.33	$12.04	$12.13	$12.11	$12.23	$12.16	$12.22
101 to 1,000 units	8.28	8.19	8.34	8.47	8.58	8.62	8.61	8.66
>1,000 units	6.69	6.74	6.62	6.65	6.59	6.59	6.64	6.64
Total	$7.38	$7.40	$7.41	$7.47	$7.46	$7.48	$7.52	$7.56

(a) Slight variations in totals are due to rounding.
(b) Other includes hospitality, resort and indirect units
(c) Net loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

SPOK HOLDINGS, INC.
RECONCILIATION FROM NET (LOSS) INCOME TO EBITDA (a)
(Unaudited and in thousands)

	For the three months ended
	12/31/2018	9/30/2018	6/30/2018	3/31/2018	12/31/2017	9/30/2017	6/30/2017	3/31/2017
Reconciliation of net (loss) income to EBITDA (b):
Net income (loss) (d)	$189	$(840)	$(1,172)	$345	$(21,384)	$3,727	$1,498	$854
(Less) plus: (Benefit from) provision for income taxes	(5)	(446)	(730)	475	24,920	171	1,155	620
Plus (less): Other expense (income)	593	110	(102)	47	282	(359)	(89)	30
Less: Interest income	(628)	(384)	(342)	(283)	(229)	(214)	(154)	(122)
Operating income (loss)	149	(1,560)	(2,346)	584	3,589	3,325	2,410	1,382
Plus: depreciation, amortization and accretion	2,601	2,785	2,669	2,713	2,774	2,775	2,851	3,223
EBITDA (as defined by the Company)	$2,750	$1,225	$323	$3,297	$6,363	$6,100	$5,261	$4,605

	For the twelve months ended
	12/31/2018	12/31/2017
Reconciliation of net loss to EBITDA (b):
Net loss	$(1,479)	$(15,306)
(Less) plus: (Benefit from) provision for income taxes	(706)	26,865
Plus (less): Other income (expense)	650	(134)
Less: Interest income	(1,638)	(719)
Operating (loss) income	(3,173)	10,706
Plus: depreciation, amortization and accretion	10,769	11,624
EBITDA (as defined by the Company)	$7,596	$22,330

	For the three months ended	For the twelve months ended
	12/31/2018	12/31/2018
Reconciliation of EBITDA to EBITDA adjusted to exclude the adoption of ASC 606 (b):
EBITDA (as defined by the Company)	$2,750	$7,596
(Less) plus: Software revenue	(1,000)	(1,932)
(Less) plus: Selling and marketing	178	303
Adjusted EBITDA (c)	$1,928	$5,967

(a) Slight variations in totals are due to rounding.
(b) EBITDA or earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only. Management and the Board of Directors rely on EBITDA for purposes of determining the Company’s capital allocation policies. EBITDA is also the starting point for the calculation of operating cash flow for purposes of determining whether management has achieved certain performance objectives in the Company’s short term and long term incentive plans.

(c) Adjusted EBITDA represents EBITDA adjusted to exclude the adoption of ASC 606. Adjusted EBITDA is used by the Company for purposes of comparison to prior period results during its year of transition (2018) under the modified retrospective approach.

(d) An adjustment to cost of revenue identified in the fourth quarter of 2018 of $771 has been reflected in this table as a reduction of Net income (loss) of $166, $196 and $359 in the first, second and third quarters, respectively.

SPOK HOLDINGS, INC.
2019 FINANCIAL GUIDANCE
(Unaudited and in millions)

		Guidance Range
		From	To
Revenues
	Wireless	81	89
	Software	75	85
		156.0	174.0

Operating Expenses (a)		155.0	165.0

Capital Expenses		3.0	7.0

(a) Operating expenses exclude depreciation, amortization and accretion.